SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2006

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year, and
Item 8.01 Other Events

On September 28, 2006, Vectren Corporation (“Vectren” or the “Company”) announced that its Board of Directors had unanimously approved changes designed to further enhance its corporate governance practices. Amended By-law and policy changes were approved at a meeting held on September 27, 2006, and become effective October 1, 2006.

The Company made the following changes to its By-laws:

•
Vectren’s Board of Directors amended the Company’s By-laws to create of a single class of directors who are elected annually. This modification eliminates the current three classes with staggered term expiration dates.

•	Vectren’s Board of Directors incorporated into the By-laws director selection criteria. Previously the By-laws did not address selection criteria.

In addition to these By-law changes, the Company’s Board of Directors adopted a policy providing for a majority vote standard for director elections. Under the new policy, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election will tender his or her resignation promptly following certification of the shareholder vote. The Board’s Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board whether it should be accepted or rejected.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
September 28, 2006

By: /s/ M. Susan Hardwick
M. Susan Hardwick Vice President and Controller

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release Issued September 28, 2006--Vectren Board Institutes Changes to Enhance Corporate Governance